Ex. 99-B.8.48

 Form of Fund Participation Agreement dated as of _______________, 2000 between
   Pax World Balanced Fund, Inc. and Aetna Life Insurance and Annuity Company

                          FUND PARTICIPATION AGREEMENT
                                     BETWEEN
                  AETNA LIFE INSURANCE AND ANNUITY COMPANY AND
                          PAX WORLD BALANCED FUND, INC.


     AETNA LIFE INSURANCE AND ANNUITY COMPANY (the "Company") and PAX WORLD BALANCED FUND, INC. (the "Fund") hereby agree to an arrangement whereby the Fund shall be made available to serve as underlying investment media for Variable Annuity Contracts ("Contracts") to be issued by the Company.

1.   Establishment of Accounts; Availability of Fund.
     -----------------------------------------------

     The Company represents that it has established the Variable Annuity Accounts set forth on Schedule A attached hereto, as the same may be amended from time to time with the mutual consent of the parties hereto (the "Accounts"), each of which is a separate account under Connecticut Insurance law, and has registered or will register each of the Accounts (except for such Accounts for which no such registration is required) as a unit investment trust under the Investment Company Act of 1940, as amended (the "1940 Act"), to serve as an investment vehicle for the Contracts. Each Contract provides for the allocation of net amounts received by the Company to an Account for investment in the shares of one of more specified open-end management investment companies available through that Account as underlying investment media. Selection of a particular investment management company and changes therein from time to time are made by the participant or Contract owner, as applicable under a particular Contract.

2.   Pricing Information; Orders; Settlement.
     ---------------------------------------

     (a) The Fund will make Fund shares available to be purchased by the Company, and will accept redemption orders from the Company, on behalf of each Account at the net asset value applicable to each order on those days on which the Fund calculates its net asset value (a "Business Day"). Fund shares shall be purchased and redeemed in such quantity and at such time determined by the Company to be necessary to meet the requirements of those Contracts for which the Fund(s) serve as underlying investment media, provided, however, that the Board of Directors of the Fund (hereinafter the "Directors") may upon reasonable notice to the Company, refuse to sell shares of the Fund to any person, or suspend or terminate the offering of shares of the Fund if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Directors, acting in good faith and in the best interests of the shareholders of the Fund and is acting in compliance with their fiduciary obligations under federal and/or any applicable state laws.

     (b) The Fund will provide to the Company closing net asset value, dividend and capital gain information at the close of trading each day that the New York Stock Exchange (the "Exchange") is open (each such day a "Business Day"), and in no event later than 6:30 p.m. New York time on such Business Day. The Company will send via facsimile or electronic transmission to the Fund or its specified agent orders to purchase and/or redeem Fund shares by 8:00 p.m. New York time on such Business Day (or, due to unforeseen circumstances, by 8:30 a.m. New York time on the following Business Day). Payment for net purchases will be wired by the Company to an account designated by the Fund to coincide with the order for shares of the Fund.

     (c) The Fund hereby appoints the Company as its agent for the limited purpose of accepting purchase and redemption orders for Fund shares relating to the Contracts from Contract owners or participants. Orders from Contract owners or participants received from any distributor of the Contracts (including affiliates of the Company) by the Company, acting as agent for the Fund, prior to the close of the Exchange on any given Business Day will be executed by the Fund at the net asset value determined as of the close of the Exchange on such Business Day, provided that the Fund receives written (or facsimile) notice of such order by 8:00 p.m. New York time on such Business Day (or, due to


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          unforeseen circumstances, by 8:30 a.m. New York time on the following
          Business Day). Any orders received by the Company acting as agent on such day but after the close of the Exchange will be executed by the Fund at the net asset value determined as of the close of the Exchange on the next Business Day following the day of receipt of such order by the Company, provided that the Fund receives written (or facsimile) notice of such order by 8:00 p.m. New York time on the next Business Day following receipt of such order by the Company (or, due to unforeseen circumstances, by 8:30 a.m. New York time on the second Business Day following the day of receipt of such order by the Company).

     (d) Payments for net redemptions of shares of the Fund will be wired by the Fund to an account designated by the Company on the same Business Day the Company places an order to redeem Fund Shares. Payments for net purchases of the Fund will be wired by the Company to an account designated by the Fund on the same Business Day the Company places an order to purchase Fund shares. Payments shall be in federal funds transmitted by wire.

     (e) In lieu of applicable provisions set forth in paragraphs 2(a) through 2(d) above, the parties may agree to provide pricing information, execute orders and wire payments for purchases and redemptions through National Securities Clearing Corporation's Fund/SERV system in which case such activities will be governed by the provisions set forth in an Exhibit to this Agreement.

     (f) Each party has the right to rely on information or confirmations provided by the other party (or by any affiliate of the other party), and shall not be liable in the event that an error is a result of any misinformation supplied by the other party.

     (g) The Fund shall indemnify and hold the Company harmless, from the effective date of this Agreement, against any amount the Company is required to pay to Contract owners or participants due to: (i) an incorrect calculation by the Fund of a Fund's daily net asset value, dividend rate, or capital gains distribution rate or (ii) incorrect or late reporting by the Fund of the daily net asset value, dividend rate, or capital gain distribution rate of the Fund. In addition, the Fund shall be liable to the Company for systems and out of pocket costs incurred by the Company in making a Contract owner's or a participant's account whole, if such costs or expenses are a result of the Fund's failure to provide timely or correct net asset values, dividend and capital gains or financial information and if such information is not corrected by 4:00 p.m. New York time of the next Business day after releasing such incorrect information provided the incorrect NAV as well as the correct NAV for each day that the error occurred is provided. If a mistake is caused in supplying such information or confirmations, which results in a reconciliation with incorrect information, the amount required to make a Contract owner's or a participant's account whole shall be borne by the party providing the incorrect information, regardless of when the error is corrected.

     (h) The Company agrees to purchase and redeem the shares of the Fund offered by the then current prospectus and statement of additional information of the Fund in accordance with the provisions of such prospectus and statement of additional information.

3.   Fees.
     -----

     In consideration of services provided by the Company under this Agreement, the Fund shall pay fees to the Company as set forth in Schedule B.

4.   Expenses.
     ---------

     (a) Except as provided in this Agreement, all expenses incident to the performance by the Fund under this Agreement shall be paid by the Fund, including the cost of registration of Fund shares with the Securities and Exchange Commission (the "SEC") and in states where required. The Fund shall pay no fee or other compensation to the Company under this Agreement, and the Company shall pay no fee or other compensation to the Fund, except as provided herein and in Schedule B attached hereto - and made a part of this Agreement as may be amended from time to time with the mutual consent of the parties hereto. All expenses incident to performance by each party of its respective duties under this Agreement shall be paid by that party, unless otherwise specified in this Agreement.


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     (b)  The Fund shall provide to the Company, at the location designated by the Company, periodic fund reports to shareholders and other materials that are required by law to be sent to Contract owners or participants. In addition, the Fund shall provide the Company with a sufficient quantity of its prospectuses, statements of additional information and any supplements to any of these materials to be used in connection with the offerings and transactions contemplated by this Agreement

     (c) The Fund shall provide the Company with a sufficient quantity of its proxy material that is required to be sent to Contract owners or participants. The cost associated with proxy preparation, group authorization letters, programming for tabulation and necessary materials (including postage) will be paid by the Fund.

5.   Representations.
     ---------------

     The Company agrees that it and its agents shall not, without the written consent of the Fund make representations concerning the Fund or its shares except those contained in the then current prospectuses and in current printed sales literature approved by the Fund.

     In addition, the Company hereby represents and warrants to the Fund as follows:

     (a) Each Account of the Company set forth on Schedule A is either (i) registered with the SEC as a unit investment trust under the 1940 Act or (ii) not required to be registered under the 1940 Act pursuant to applicable exemptions or exclusions;

     (b) it will comply with all applicable requirements of laws, rules and regulations of governmental or self-regulatory authorities having jurisdiction for its acts and duties under this Agreement; and

     (c) it will promptly notify the Fund in the event that the Company is for any reason unable to perform any of its obligations under this Agreement.

6.   Termination.
     -----------

     This agreement shall terminate as to the sale and issuance of new
     Contracts:

     (a) at the option of either the Company or the Fund, upon sixty days advance written notice to the other parties;

     (b) at the option of the Company, upon one week advance written notice to the Fund, if Fund shares are not available for any reason to meet the requirement of Contracts as determined by the Company. Reasonable advance notice of election to terminate shall be furnished by Company;

     (c) at the option of either the Company or the Fund, immediately upon institution of formal proceedings against the broker-dealer or broker-dealers marketing the Contracts, the Account, the Company or the Fund by the National Association of Securities Dealers, Inc. (the "NASD"), the SEC or any other regulatory body;

     (d) upon the determination of the Accounts to substitute for the Fund's shares the shares of another investment company in accordance with the terms of the applicable Contracts. The Company will give 60 days written notice to the Fund of any decision to replace the Fund's' shares;

     (e) upon assignment of this Agreement, unless made with the written consent of all other parties hereto;

     (f) if Fund shares are not registered, issued or sold in conformance with Federal law or such law precludes the use of Fund shares as an underlying investment medium for Contracts issued or to be issued by the Company. Prompt notice shall be given by the appropriate party should such situation occur.

7.   Continuation of Agreement.
     -------------------------


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     Termination as the result of any cause listed in Section 6 shall not affect the Fund's obligation to furnish its shares to Contracts then in force for which its shares serve or may serve as the underlying medium unless such further sale of Fund shares is prohibited by law or the SEC or other regulatory body.

8.   Advertising Materials; Filed Documents.
     --------------------------------------

     (a) Advertising and sales literature with respect to the Fund prepared by the Company or its agents for use in marketing its Contracts will be submitted to the Fund or its designee for review before such material is submitted to any regulatory body for review. The Fund or its designee shall advise the submitting party in writing within three (3) Business Days of receipt of such materials of its approval or disapproval of such materials. No such material shall be used if such regulatory body objects to such use.

     (b) The Fund will provide additional copies of its financials as soon as available to the Company and at least one complete copy of all registration statements, prospectuses, statements of additional information, annual and semi-annual reports, proxy statements and all amendments or supplements to any of the above that relate to the Fund promptly after the filing of such document with the SEC or other regulatory authorities. At the Fund's request, the Company will provide to the Fund at least one complete copy of all registration statements, prospectuses, statements of additional information, annual and semi-annual reports, proxy statements, and all amendments or supplements to any of the above that relate to the Account promptly after the filing of such document with the SEC or other regulatory authority.

     (c) The Fund will provide via Excel spreadsheet diskette format or in electronic transmission to the Company at least quarterly portfolio information necessary to update Fund profiles with seven Business days following the end of each quarter.

9.   Proxy Voting.
     ------------

     (a) The Company shall provide pass-through voting privileges on Fund shares held by registered separate accounts to all Contract owners and participants to the extent the SEC continues to interpret the 1940 Act as requiring such privileges. The Company shall provide pass-through voting privileges on Fund shares held by unregistered separate accounts to all Contract owners.

     (b) The Company will distribute to Contract owners and participants, as appropriate, all proxy material furnished by the Fund and will vote Fund shares in accordance with instructions received from such Contract owners and participants. If and to the extent required by law, the Company, with respect to each group Contract and in each Account, shall vote Fund shares for which no instructions have been received in the same proportion as shares for which such instructions have been received. The Company and its agents shall not oppose or interfere with the solicitation of proxies for Fund shares held for such Contract owners and participants.

10.  Indemnification.
     ---------------

     (a) The Company agrees to indemnify and hold harmless the Fund and its officers, directors, shareholders, employees, agents and each person, if any, who controls the Fund within the meaning of the Securities Act of 1933, as amended (the "1933 Act"), against any losses, claims, damages or liabilities to which the Fund or any such officer, director, shareholder, employee, agent or controlling person may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or result from (i) a breach by the Company of any of the terms or conditions of this Agreement, (ii) the willful misfeasance, bad faith or gross negligence by the Company in the performance of its duties hereunder, (iii) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, prospectus or sales literature of the Company or the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iv) conduct, statements or representations (other than statements or representations contained in the prospectuses or sales literature of the Fund) of the Company or its agents, with respect to the sale and distribution of Contracts for which Fund shares are the underlying investment. The Company will reimburse any


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          legal or other expenses reasonably incurred by the Fund and each such officer, director, shareholder, employee, agent or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon (i) an untrue statement or omission made in such Registration Statement, prospectus or sales literature in conformity with written materials furnished to the Company by the Fund specifically for use therein or
          (ii) the willful misfeasance or gross negligence by the Fund in the performance of its duties hereunder, whichever is applicable. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

     (b) The Fund agrees to indemnify and hold harmless the Company and its directors, officers, employees, agents and each person, if any, who controls the Company within the meaning of the 1933 Act against any losses, claims, damages or liabilities to which the Company or any such director, officer, employee, agent or controlling person may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or result from (i) a breach by the Fund of any of the terms or conditions of this Agreement, (ii) the willful misfeasance, bad faith or gross negligence by the Fund in the performance of its duties hereunder or, (iii) any untrue statement of any material fact contained in the Registration Statement, prospectuses or sales literature of the Fund or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading. The Fund will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, employee, agent or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Fund will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, prospectuses or sales literature which are in conformity with written materials furnished to the Fund by the Company specifically for use therein or (ii) the willful misfeasance or gross negligence by the Company in the performance of its duties hereunder, whichever is applicable.

     (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of an action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 10. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish to, assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 10 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

11.  Miscellaneous.
     -------------

     (a) Amendment and Waiver. Neither this Agreement, nor any provision hereof, may be amended, waived, discharged or terminated orally, but only by an instrument in writing signed by all parties hereto.

     (b) Notices. All notices and other communications hereunder shall be given or made in writing and shall be delivered personally, or sent by telex, telecopier or registered or certified mail, postage prepaid, return receipt requested, or recognized overnight courier service to the party or parties to whom they are directed at the following addresses, or at such other addresses as may be designated by notice from such party to all other parties.

          To the Company:

               Aetna Life Insurance and Annuity Company
               151 Farmington Avenue
               Hartford, CT 06156


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               Attention: Julie E. Rockmore, Counsel

          To the Fund:

               Pax World Balanced Fund, Inc.
               c/o Pax World Management Corp.
               222 State Street
               Portsmouth, NH 03801-3853
               Attn: Thomas W. Grant, President

               With a copy to:

                    Kurzman Karelsen & Frank, LLP
                    230 Park Avenue
                    New York, NY 10169
                    Attn: Kevin J. Lake, Esq.

          Any notice, demand or other communication given in a manner prescribed in this subsection (b) shall be deemed to have been delivered on receipt.

     (c) Successors and Assigns. This agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

     (d) Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any party hereto may execute this Agreement by signing any such counterpart.

     (e) Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

     (f) Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties hereto and supersedes all prior agreement and understandings relating to the subject matter hereof.

     (g) Governing Law. This Agreement shall be governed and interpreted in accordance with the laws of the State of New Hampshire.

     (h) Non Exclusivity. It is understood by the parties that this Agreement is not an exclusive arrangement in any respect.

     (i) Confidentiality. The terms of this Agreement and the Schedules thereto will be held confidential by each party except to the extent that either party or its counsel may deem it necessary to disclose such terms.

12.  Limitation on Liability of Officers, Directors, etc.
     ----------------------------------------------------

     This Agreement has been executed on behalf of the Fund by the undersigned officer of the Fund in his or her capacity as an officer of the Fund. The obligations of this Agreement shall be binding upon the assets and property of the Fund only and shall not be binding on any officer, director or shareholder of the Fund individually.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement by their duly authorized officers effective as of the 8th day of August, 2000.

                                        AETNA LIFE INSURANCE AND ANNUITY COMPANY


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                                        By:_____________________________________
                                           Name:________________________________
                                           Title:_______________________________


                                        PAX WORLD BALANCED FUND, INC.
                                        By:__________________________________
                                           Name: Thomas W. Grant
                                           Title: President


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                                   Schedule A

                            Variable Annuity Accounts

     Variable Annuity Account B
     Variable Annuity Account C
     Variable Annuity Account D
     Variable Annuity Account F


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